SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 19, 2018

PRIME MERIDIAN HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Florida	333-191801	27-2980805
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1897 Capital Circle NE, Second Floor, Tallahassee, FL	32308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 907-2301

Not Applicable

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter)

Emerging growth company☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☑

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2018, Prime Meridian Holding Company (“PMHG”) and Prime Meridian Bank (the “Bank”) (collectively, the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Bank Executive Vice President and Senior Lender Chris L. Jensen, Jr. On the same date, the Company also entered into Defined Contribution Agreements (the “DCAs”) with Company Vice Chairman, Chief Executive Officer, and President Sammie D. Dixon, Jr. and Mr. Jensen.

The following summaries of the Employment Agreement and the DCAs do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement and the DCAs, which are attached as Exhibits 10.1, 10.2, and 10.3, respectively, to this Form 8-K and are incorporated by reference herein.

Employment Agreement

Pursuant to the terms and conditions of the Employment Agreement included in this Form 8-K as Exhibit 10.1, Mr. Jensen is retained as Executive Vice President and Senior Lender of the Bank for a period of three years, subject to an automatic extension for an additional year on each anniversary of the original expiration date of the Agreement. In addition, the term of the Agreement will be extended for an additional three years upon a Change in Control of the Company (as defined in the Agreement). Following an extension of the term of the Agreement incident to a Change in Control of the Company, the term of the Agreement will be automatically extended for an additional year on each anniversary of the date of the Change in Control. Notwithstanding the foregoing, either the Company or Mr. Jensen may cause the term of the Agreement to cease at the end of the then current term by giving the other written notice of not less than 60 days prior to the expiration of the then current term of the Agreement. Termination of Mr. Jensen’s employment for any reason shall constitute his resignation of his positions on the Boards of Directors of PMHG, the Bank, and either of their subsidiaries.

The Agreement provides for Mr. Jensen to receive a base salary and automobile allowance, to be eligible to receive an annual bonus, and to participate in the Company’s benefit plans. The Bank will also establish a nonqualified account balance deferred compensation plan for the benefit of Mr. Jensen.

If his employment is terminated because of death, Mr. Jensen’s estate is entitled to receive accrued and earned payments or benefits due and a prorated portion of the bonus he received in his final year of employment. If Mr. Jensen’s employment is terminated as a result of disability, then he is entitled to receive accrued and earned payments or benefits due and health and other insurance benefits for a period of twelve months following the date of termination.

If employment is terminated by the Company for reasons other than Cause (as defined in the Agreement) or disability, or if Mr. Jensen terminates the Agreement for Good Reason (as defined in the Agreement), Mr. Jensen is entitled to receive his base salary through the date of termination, a prorated portion of the bonus he received in his final year of employment, 12 months of health and other insurance coverage, all other accrued and earned payments or benefits due, and a cash payment equal to two times the average of his base salary over the previous three years. However, if such a termination occurs during the period beginning three months prior to and ending 12 months after a Change in Control, such payment shall equal two times the sum of Mr. Jensen’s then current base salary and the average bonus earned by Mr. Jensen during each of the three calendar years preceding the date of termination.

The Agreement includes confidentiality provisions to protect the Company’s proprietary and confidential information. The Agreement also prohibits Mr. Jensen from competing with the Company during the term of the Agreement and during the two-year period following termination by the Company for reasons other than Cause or disability, or termination by Mr. Jensen for Good Reason. During such period, Mr. Jensen will be prohibited from engaging in the business of banking in Gadsden, Jefferson, Leon, and Wakulla Counties, Florida and anywhere within 20 miles of a Bank branch office that is operational on the date of termination of the Agreement. The Agreement also restricts Mr. Jensen from soliciting certain existing and prospective customers of the Bank for a period of two years following termination of employment. In addition, during the two-year period following termination of employment, the Agreement restricts Mr. Jensen from inducing any Bank employee to terminate his or her employment with the Bank or to accept employment with any other employer. The foregoing non-competition, non-solicitation, and non-recruitment provisions do not apply if Mr. Jensen’s employment is terminated as a result of the expiration of the Agreement or the nonrenewal of the term of the Agreement.

DCAs

Pursuant to the terms and conditions of the DCA included in this Form 8-K as Exhibit 10.2, the Bank shall establish a nonqualified account balance deferred compensation plan (the “Plan”) for the benefit of Mr. Dixon, to which the Bank will, at the discretion of the Board of Directors of the Holding Company (the “Holding Company Board”), credit annually an amount then determined to be sufficient to result in an account balance at the date Mr. Dixon would attain age 65 which would be sufficient to pay to Mr. Dixon at least $150,000 of annual retirement benefits for ten (10) years after his qualifying retirement. Payments under the plan shall commence upon the later of (i) Mr. Dixon attaining age 65 and (ii) the date that Mr. Dixon is no longer providing services to the Bank as an employee. All of Mr. Dixon’s rights under the plan shall be subject to all other terms and conditions of that plan.

If prior to Mr. Dixon reaching the age of 65: (i) the Company discharges Mr. Dixon for reasons other than cause; (ii) Mr. Dixon becomes permanently disabled; (iii) Mr. Dixon dies; or (iv) on or within 12 months following a Change in Control (as defined in the DCA) Mr. Dixon resigns, the Company shall pay to Mr. Dixon the balance of the Plan. Mr. Dixon will forfeit his interest in the Plan if he is terminated for cause or if grounds exist for his termination for cause.

Pursuant to the terms and conditions of the DCA included in this Form 8-K as Exhibit 10.3, the Bank shall also establish a Plan for the benefit of Mr. Jensen.

The terms of the Plan applicable to Mr. Jensen are identical to the terms of the Plan for Mr. Dixon, except that the Bank will, at the discretion of the Board of Directors of the Holding Company (the “Holding Company Board”), credit annually an amount then determined to be sufficient to result in an account balance at the date Mr. Jensen would attain age 65 which would be sufficient to pay to Mr. Jensen at least $50,000 of annual retirement benefits for ten (10) years after his qualifying retirement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Employment Agreement by and between Prime Meridian Holding Company, Inc., Prime Meridian Bank, and Chris L. Jensen, Jr., dated as of November 19, 2018.

10.2	Defined Contribution Agreement by and between Prime Meridian Holding Company, Inc., Prime Meridian Bank, and Sammie D. Dixon, Jr., dated as of November 19, 2018.

10.3	Defined Contribution Agreement by and between Prime Meridian Holding Company, Inc., Prime Meridian Bank, and Chris L. Jensen, Jr., dated as of November 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME MERIDIAN HOLDING COMPANY

By:	/s/ R. Randy Guemple
R. Randy Guemple
Chief Financial Officer and Executive Vice President

Date: November 20, 2018